Exhibit 10.35

SECOND AMENDMENT TO THE STRATEGIC ALLIANCE AGREEMENT

Effective Date: February 16, 2018

THIS SECOND AMENDMENT TO THE STRATEGIC ALLIANCE AGREEMENT (this “Amendment”), is entered into by and between Iovance Biotherapeutics, Inc., a Delaware corporation and successor in interest to Lion Biotechnologies, Inc., with a place of business located at 999 Skyway Road, Suite 150, San Carlos, CA 94070 (“Iovance”), and The University of Texas M. D. Anderson Cancer Center, with a place of business located at 1515 Holcombe Blvd., Houston, TX 77030 (“MD Anderson”), a member institution of The University of Texas System, as of the date set forth above (the “Effective Date”). Iovance and MD Anderson may each be referred to as a “Party” or together, the “Parties”. Unless otherwise defined in this Amendment, all capitalized terms shall have the meaning ascribed to them in the Original Agreement (as defined hereinafter).

WHEREAS, the Parties have entered into a Strategic Alliance Agreement effective April 17, 2017, as amended by the First Amendment to the Strategic Alliance Agreement effective August 2, 2017 (collectively, the “Original Agreement”); and

WHEREAS, the Parties now desire to amend the Original Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Parties hereby agree to be legally bound as follows:

1.           Section 1.3 shall be deleted in its entirety and replaced with the following:

1.1        JSC Responsibilities. The main task of the JSC will be to oversee the Collaboration. In order to achieve the objectives of the Collaboration, the JSC will oversee each Study under the Collaboration. The JSC will provide technical, scientific, clinical, and regulatory guidance regarding the Studies and will be responsible for monitoring the progress of the Studies. Each JSC meeting will include an agenda item related to the safety of the Studies and dedicate sufficient time to discuss safety concerns, safety updates or specific safety issues that have occurred during the performance of the Studies (“Safety Review”). In addition, the JSC agrees to meet quarterly (or more frequently should a specific Study safety event or finding require additional review, provided that each Party mutually agrees to such meeting, with such prompt agreement not to be unreasonably withheld) to review Study safety concerns, findings or events that are reasonably deemed by either or both parties as serious or urgent. In accordance with the aforementioned sentence, the JSC shall promptly schedule such meetings upon reasonable request at a time that is mutually agreeable to both Parties, which shall be conducted in person at a mutually agreeable location or via teleconference. The JSC will also be responsible for coordinating resolution of problems arising during the performance of the Studies or in the Collaboration as a whole. Additional members may be invited by the JSC on a case by case basis should discussion of certain topics require so; provided, that such members will be subject to written obligations of confidentiality and non-use at least as strict as those set forth in Section 5 of the Agreement.

2.           Section 2.3(e) shall be deleted in its entirety and replaced with the following:

(e)       MD Anderson and Principal Investigator shall be responsible for reporting and tracking of all adverse events with respect to a Study (each an “AE” and collectively, the “AEs”) in compliance with all MD Anderson policies and procedures, all Laws, and each applicable Protocol. Principal Investigator shall be responsible for updating all AEs, including any expedited safety reports. Any serious adverse events with respect to a Study (each an “SAE” and collectively the “SAEs”) that are serious, related and unexpected will be thoroughly documented in a report and submitted to the MD Anderson Investigational New Drug Office (“IND Office”) within twenty-four (24) hours of the Principal Investigator’s or MD Anderson’s awareness of the SAE. Any SAEs that are not defined as serious, related and unexpected shall be thoroughly documented in a report and submitted to the IND Office within five (5) days of the Principal Investigator’s or MD Anderson’s awareness of the SAE. All reports will be redacted to delete any patient identifying information and shall be electronically delivered to Iovance at iovancesafety@iovance.com promptly after submission to the IND Office. Within twenty-four (24) hours of receipt of a report related to SAEs that are serious, related and unexpected, and where deemed necessary by Iovance in its sole discretion, Iovance will provide any comments to Principal Investigator. For all other reports, where deemed necessary by Iovance in its sole discretion, Iovance will provide its comments promptly to the Principal Investigator. The Principal Investigator will review Iovance’s comments and shall provide such comments to the IND Office. Any updated information shall be submitted by the Principal Investigator as a follow-up SAE report. Iovance will have a reasonable opportunity to discuss any AE or SAE with Principal Investigator promptly if reasonably requested.

Principal Investigator shall provide a list of all safety events that occurred in the performance of the Study to Iovance once per month, which may include, SAEs, special situation reports, and AEs.  At Iovance’s reasonable request, Principal Investigator shall provide additional relevant information related to any such safety event, SAE, or special situation report. Additionally, the Principal Investigator will promptly provide Iovance with all relevant information in his/her possession or control as may be reasonably needed to assist Iovance in the identification and resolution of problems or unexpected occurrences involving the Study Drug (as defined in an applicable Study Order) or its use in the applicable Study.

MD Anderson and Iovance will share information with each other relating to any Study findings that may impact the safety of the Study Drug, including how the Study Drug may adversely affect the health and safety of any Study patient, influence the conduct of a Study, alter an IRB’s approval to continue a Study, or affect the willingness of a patient to continue participation in the Study.

If a Data Safety Monitoring Board (“DSMB”) is engaged by MD Anderson in connection with a Study, any DSMB recommendations related to any Study shall be provided to Iovance promptly upon request. MD Anderson represents and certifies that (a) its DSMB operates and functions in an independent manner in accordance with applicable Laws and FDA guidance, and (b) if a DSMB is engaged by MD Anderson to oversee any Study, the DSMB shall consider the unique nature of such Study in connection with its review of the Study data.

3.           All references to “LBIO” in the Original Agreement are hereby deleted and replaced by “Iovance”.

4.           Section 9.5 is amended to replace “Lion Biotechnologies, Inc.” with “Iovance Biotherapeutics, Inc.” and to replace “legal@lionbio.com” with “legal@iovance.com”.

5.           Section 4.3(d) is amended to add the following sentence at the end of the paragraph: “MD Anderson shall submit all invoices by electronic mail to ap@iovance.com”.

6.           In the event of any inconsistency or conflict between the terms of this Amendment and the terms of the Original Agreement, the terms of this Amendment shall control.

7.          This Amendment, together with the Original Agreement, constitutes the final and complete expression of the parties with respect to the subject matter hereof. This Amendment may not be amended except by a written instrument duly executed and delivered by each of the parties.

8.           Except as expressly amended by this Amendment, all of the terms and conditions of the Original Agreement shall remain unchanged and in full force and effect as set forth therein.

9.           This Amendment may be executed in any number of counterparts, including by electronic portable document format (PDF) exchange, each of which shall be deemed an original as against any Party whose signature appears thereon, but all of which, taken together, shall constitute one and the same instrument, with the same effect as though such signatures were on the same instrument.

[Signature page follows]

2

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Amendment.

IOVANCE BIOTHERAPEUTICS, INC.	THE UNIVERSITY OF TEXAS M. D. ANDERSON CANCER CENTER

By: /s/ Maria Fardis	By: /s/ Ben Melson
Authorized Signature	Authorized Signature

Maria Fardis, Ph.D., M.B.A.	Ben Melson
Printed Name	Printed Name

President and Chief Executive Officer	Sr. Vice President and Chief Financial Officer
Title	Title

ACKNOWLEDGED FOR STUDY ORDER 1:	ACKNOWLEDGED FOR STUDY ORDER 2:

PRINCIPAL INVESTIGATOR	PRINCIPAL INVESTIGATOR

By: /s/ Amir A. Jazaeri	By: /s/ Amir A. Jazaeri
Signature	Signature
Amir A. Jazaeri, M.D.	Amir A. Jazaeri, M.D.
Printed Name	Printed Name

Ad Interim Chair, Dept of Gynecologic Oncology	Ad Interim Chair, Dept of Gynecologic Oncology
Title	Title

3